Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2014, relating to the balance sheets of CareTrust REIT, Inc. appearing in the Registration Statement on Form 10 (File No. 001-36181) of CareTrust REIT, Inc.

/s/ Deloitte & Touche LLP

Costa Mesa, California

June 9, 2014